                                   TREASURY

                                                                  Rule 424(b)(3)
                                                       Registration No. 33-56415

PRICING SUPPLEMENT NO. 12    DATED November 9, 1995

(To Prospectus Dated October 2, 1995, as supplemented by Prospectus Supplement Dated October 2, 1995)

                              [LOGO OF SUPERVALU]
                          Medium-Term Notes, Series B

Form of Note:

[X]  Book-Entry
[_]  Certificated

Principal Amount:  U.S. $5,000,000.00
                 ---------------------------------

Original Issue Date:  November 9, 1995
                    ------------------------------

Maturity Date:  November 9, 1998
              ------------------------------------


Interest Rate Basis:

[X]  Fixed Rate Note
[_]  Commercial Paper Rate Note
[_]  Federal Funds Rate Note
[_]  LIBOR Note
[_]  Prime Rate Note
[_]  CD Rate Note
[_]  Treasury Rate Note
[_]  CMT Rate Note
     Designated CMT Telerate Page:
     Designated CMT Maturity Index:
[_]  Other Base Rate (as described below) Note
[_]  Zero Coupon Note (as described below)
[_]  Indexed Note (as described below)
[_]  Amortizing Note (as described below)
[_]  Extendable Note (as described below)
[_]  Renewable Note (as described below)
[_]  Optional Interest Rate Reset (as described below)

Issue Price (Dollar Amount and Percentage of Principal
Amount):  $5,000,000.00/100%
        ------------------------------------------

Agent's Commission:  $17,500.00
                   -------------------------------

Net Proceeds to the Company:  $4,982,500.00
                            ----------------------

Trade Date:  November 6, 1995
           ---------------------------------------

Settlement Date:  November 9, 1995
                ----------------------------------

Redemption Terms:  None


Repayment Terms:  None


Calculation Agent:  N/A


Exchange Rate Agent:  N/A


Other Terms:  N/A


Agent:  J.P. MORGAN SECURITIES INC.


Agent I.D. Number:  0060


Interest Rate/Initial Interest Rate:  6.09%
                                    --------------

Interest Payment Dates:  February 1/August 1
                       ---------------------------

First Interest Payment Date:  February 1, 1996
                            ----------------------

Regular Record Dates:  January 15/July 15
                     -----------------------------

Interest Determination Dates:  N/A
                             ---------------------

Interest Reset Dates:  N/A
                     -----------------------------

Calculation Dates:  N/A
                  --------------------------------

Index Maturity:  N/A
               -----------------------------------

Spread:  N/A
       -------------------------------------------

Spread Multiplier:  N/A
                  --------------------------------

Maximum Interest Rate:  N/A
                      ----------------------------

Minimum Interest Rate:  N/A
                      ----------------------------

For Original Issue Discount Notes:  N/A
                                  ----------------

  Original issue discount:                       %
                          ------------------------

  Yield to maturity:                             %
                    ------------------------------

Original issue discount applicable to short accrual period:

  [_]  Approximate
  [_]  Exact

Original Issue Discount Notes:
  [_] Subject to special provisions set forth therein with respect to the principal amount thereof payable upon any redemption or acceleration of the maturity thereof.


  [_]  For Federal income tax purposes only.


CUSIP Number  86853QAF6
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